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                                                                    EXHIBIT 10.3
                  FINANCIAL INSTITUTION EXECUTIVE'S AGREEMENT


                                    AGREEMENT

    AGREEMENT made this 31st day of December, 1997, by and between SOUND FEDERAL SAVINGS AND LOAN ASSOCIATION, which has its principal office at 300 Mamaroneck Avenue, Mamaroneck, New York (hereinafter referred to as the "Bank") and WILLIAM
H. MOREL of 1416 Harrison Avenue, Mamaroneck, New York (hereinafter referred to as the "Employee").

                                   WITNESSETH:

    WHEREAS, the Employee is Senior Vice President and Mortgage Officer of the Bank and has developed an intimate and thorough knowledge of the Bank's business methods and operations; and

    WHEREAS, the retention of the Employee's services for and on behalf of the Bank is of material importance to the preservation and enhancement of the value of the Bank's business.

    NOW, THEREFORE, in consideration of the mutual covenants set forth in this Agreement, the Bank and the Employee agree as follows:

    Section 1. EMPLOYMENT TERM.   The Bank employs the Employee as Senior Vice
President and Mortgage Officer and the Employee accepts this employment and agrees to render services to the Bank on the terms and conditions set forth in this Agreement. The initial term of employment shall commence on January 1, 1998 and shall terminate on December 31, 2000, unless further extended or sooner terminated in accordance with this Agreement. Employment shall be subject to renewal for additional three (3) year terms by action of the Board of Directors (the "Board") of the Bank and by agreement of the Employee at any time after the twenty-fourth month of the then existing term, as said Board shall in its sole and exclusive judgment, determine. References to this Agreement's term shall mean the initial term and any successive terms.

    Section 2. DUTIES.   The employee shall perform executive services for the
Bank as may be consistent with the Employee's title, along with those other duties that may be assigned from time to time by the Bank's Board of Directors. During this Agreement's term, the Employee's full business time and best efforts shall be devoted to the affairs and business of the Bank, as is customarily required for the position of Senior Vice President and Mortgage Officer. The services of the Employee shall be rendered principally in Mamaroneck, New York but the Employee shall do any traveling and render services at such other present or future offices on behalf of the Bank as may be reasonably required.


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    Section 3. RESTRICTED ACTIVITIES.  The Employee agrees that during employment, except with the express consent of the Bank's Board of Directors, the Employee will not, directly or indirectly, engage or participate in, become a director of, or render advisory or other services for, or in connection with, or become interested in, or make any financial investment in any firm, corporation, business entity or business enterprise competitive with any business of the Bank; provided, however, that the Employee shall not be precluded or prohibited from owning passive investments, including investments in the securities of other financial institutions, so long as ownership does not require the Employee to devote substantial time to management or control of the other business or activities in which the Employee has invested.

    Section 4. REMEDIES. The Employee agrees and acknowledges that by virtue of this employment, the Employee will obtain and maintain an intimate knowledge of the Bank's activities and affairs, including trade secrets and other confidential matters. As a result, and also because of the special, unique and extraordinary services that the Employee is capable of performing for the Bank or one of its competitors, the Employee recognizes that the services to be rendered are of a character giving them a peculiar value, the loss of which cannot be adequately or reasonably compensated for by damages. The Employee agrees that if the Employee fails to render to the Bank the services required, the Bank shall be entitled to immediate injunctive or other equitable relief to restrain the Employee, in addition to any other remedies to which the Bank may be entitled under law.

    Section 5. COMPENSATION. The Bank will compensate and pay the Employee for the Employee's services during this Agreement's term a minimum base salary of Ninety-Five Thousand ($95,000.00) Dollars for the year ending December 31, 1998. Subsequent annual salary in amounts determined by the Bank's Board of Directors from year to year during the original term or during any renewal term hereof, shall be memorialized by a duly executed Addendum to be appended hereto.

    Section 6. VACATION. The Employee shall be entitled to a vacation of five
(5) weeks per calendar year, arranged to coordinate with the Employee's duties. If for any reason the Employee's full entitlement is not taken in any calendar year, the unused portion thereof shall be lost or deemed waived. The Employee shall also be entitled to observe holidays on which the Bank is closed.

    Section 7. BENEFITS. The Employee shall be entitled to participate in any Bank Plan relating to pension, profit sharing, or other retirement benefits, along with any medical, dental, and life insurance coverage or reimbursement plans that the Bank may adopt for its employees. The Employee shall be permitted to participate in the Bank's medical, dental, and life insurance coverage and reimbursement plans to the extent that such plans exist and as constituted from time to time until the Employee's death; provided, however, that if the employment of the Employee is terminated prior to the attainment of age 70, he shall be entitled to participate in such plans to the extent provided therein for retired employees.


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    Section 8. DISABILITY

    (a) If the Employee shall become disabled or incapacitated to the extent that the Employee is unable to perform the duties of Senior Vice President and Mortgage Officer, the Employee shall continue to receive the following percentages of compensation, exclusive of any benefits which may be in effect for Bank employees under this Agreement's Section 7 for the following periods of the Employee's disability: 100% for the first six (6) months, and 60% thereafter for this Agreement's remaining term. Upon returning to active duties, the employee's full compensation shall be reinstated on a "go forward" basis. Should the Employee return to active employment on other than a full-time basis, then the Employee's compensation for the remainder of the then existing term of employment, as set forth in Section 5, shall be reduced on such terms as the Bank's Board of Directors shall determine.

    (b) There shall be deducted from the amounts paid to the Employee under this Section during any period of disability any amounts actually paid to the Employee pursuant to any disability insurance, workers' compensation or other similar program that the Bank has instituted or may institute on behalf of its employees for the purpose of compensating the Employee for a disability, including those payable under disability insurance policies covering the Employee issued by Commercial Union Insurance Company or any successor issuer(s) or policies, but the Bank shall continue the program of reimbursement and payment of premiums as previously conducted.

    (c) For purposes of this Agreement, the Employee shall be deemed disabled or incapacitated if the Employee, due to physical or mental illness, shall have been absent from duties with the Bank on a full-time basis for thirty (30) days provided, that, if the Employee shall not agree with a determination to terminate the Employee because of disability or incapacity, the question of the Employee's ability shall be submitted to an impartial and reputable physician selected by the parties and such physician's determination regarding disability or incapacity shall be final and binding.

    Section 9. STOCK OPTIONS. During this Agreement's term, the Employee will be entitled to participate in and receive the benefits of any stock option, profit sharing, or other plans, benefits, and privileges given to employees and executives of the Bank or its subsidiaries and affiliates that may come into existence to the extent commensurate with the Employee's then duties and responsibilities, as fixed by the Bank's Board of Directors, or any Committee of the Board or of the Bank selected for this purpose; and, to the extent the Employee is otherwise eligible and qualities, to so participate in and receive these benefits or privileges. The Bank shall not make any changes in these plans, benefits or privileges that would adversely affect the Employee's rights or benefits unless the change occurs pursuant to a program applicable to all Bank executive officers and does not result in a proportionately greater adverse change in the rights of or benefits to the Employee as compared with any other Bank executive officer. Nothing paid to the Employee under any plan or arrangement presently in effect or made available in the future shall be deemed to be in lieu of the salary payable to the Employee pursuant to Section 5.


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     Section 10. EXPENSES.  The Bank shall reimburse the Employee or otherwise provide for or pay for all reasonable expenses incurred by the Employee in furtherance of or in connection with the Bank's business, including, but not by way of limitation, automobile and traveling expenses and all reasonable entertainment expenses whether incurred at the Employee's residence, while traveling, or otherwise, subject to reasonable limitations as may be established by the Bank's Board of Directors, provided these expenses are deductible by the Bank for federal income taxation purposes. If these expenses are paid in the first instance by the Employee, the Bank will reimburse the Employee.

Section 11. TERMINATION

(a) The Bank's Board of Directors shall have the right at any time, upon prior written Notice of Termination to terminate the Employee's employment, including termination for just cause, but any termination other than for just cause shall not prejudice the Employee's right to compensation or other benefits under this Agreement. The provisions of the Regulations of the OTS codified at 12 C.F.R.
Section 563.39(b), subsections (d), (3), (4) and (5), as the same may be amended or replaced from time to time, are incorporated into this Agreement, and in the event of any conflict with the Agreement's provisions, shall govern the rights and obligations of the Bank and the Employee as long as they shall remain in force and effect.

(b) In the event employment is terminated for just cause pursuant to Section 11(a), the Employee shall have no right to compensation or other benefits for any period after the termination date. If the Employee is terminated by the Bank other than for just cause pursuant to Section 11(a) the Employee's right to compensation and other benefits shall be as set forth in Section 11(l). If employment is terminated for just cause, the Employee shall have the right, at the Employee's sole option, to appear at the next scheduled regular or special meeting of the Bank's Board of Directors at which a quorum of the Board is present so that the Board may hear argument from the Employee or counsel or both and reconsider the termination. The Board of Directors shall deliver to the Employee its reconsidered determination in writing within twenty (20) days after the meeting. This procedure shall not prejudice the rights of either party under
Section 20.

(c) The Employee shall have the right, upon prior written Notice of Termination of not less than thirty (30) days satisfying the requirements of Section 11(k), to terminate employment, but in this event, the Employee shall have no right after the termination date to compensation or other benefits as provided in this Agreement, unless the termination is for good reason, as defined, pursuant to
Section 11(i). If the Employee provides a Notice of Termination for good reason, as defined, the termination date shall be the date on which a Notice of Termination was given.

(d) If the Employee is suspended and or temporarily prohibited from participating in the conduct of the Bank's affairs by a notice served under
Section 8(e)(3) or (g)(1) of the Federal Deposit Insurance Act (12 U.S.C. 1818
(e)(3) and (g)(1) the Bank's obligations


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under this Agreement shall be suspended as of the date of service unless stayed by appropriate proceedings. If the charges in the notice are dismissed, the Bank may in its discretion (i) pay the Employee all or part of the compensation withheld while its contractual obligations were suspended and (ii) reinstate (in whole or in part) any of its obligations which were suspended.

(e) All obligations under this Agreement may be terminated: (i) by the FDIC or successor or other regulatory agency at the time such agency enters into an agreement to provide assistance to or on behalf of the Bank under the authority contained In Section 406(f) of the National Housing Act; and (ii) by the OTS or successor or other regulatory agency at the time the such agency approves a supervisory merger to resolve problems related to the Bank's operations or when the Bank is determined by the OTS or other agency to be in an unsafe or unsound condition, but the Employee's rights to compensation earned as of that date shall not be affected.

(f) If the Bank is in default, as defined to mean an adjudication or other official determination by a court of competent jurisdiction or other public authority pursuant to which a conservator, receiver, or other legal custodian is appointed for the Bank for liquidation purposes, all obligations under this Agreement shall terminate as of the date of default, but the Employee's rights to compensation earned as of the termination date shall not be affected.

(g) In the event that the Employee is terminated in a manner that violates the provisions of Section 11(a), as determined by arbitration in accordance with
Section 20, the Employee shall be entitled to reimbursement for all reasonable costs, including attorney's fees, in challenging the termination. This reimbursement shall be in addition to all rights to which the Employee is otherwise entitled under this Agreement. Notwithstanding the above, the Employee shall be entitled to indemnification from the Bank consistent with the indemnification permitted by the OTS Rules and Regulations for Federal Associations, codified at 12 C.F.R. Sec. 545.121, and to the full extent contemplated by the Bank's Bylaws. In addition, if the Employee serves as a director, officer, or employee of any affiliate of the Bank, the Employee shall be entitled to indemnification and exculpation from liability to the full extent permitted by applicable law, and the Bank agrees to cause all necessary provisions to be included in, or changes made to, the Articles of Incorporation or Bylaws of these affiliates required to accomplish this.

(h) The Employee may terminate employment for good reason. For purposes of this Agreement, "good reason" shall mean: (i) a failure by the Bank to comply with any material provision of this Agreement, which failure has not been cured within ten (10) days after a notice of noncompliance has been given by the Employee to the Bank; (ii) subsequent to a change in control of the Bank and without the Employee's express written consent, the assignment to the Employee of any duties inconsistent with the Employee's positions, duties, responsibilities, and status with the Bank immediately prior to a change in control of the Bank; a change in the Employee's reporting responsibilities, titles, or offices as in effect immediately prior to a change in control of the Bank; any removal of


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the Employee from, or any failure to reelect the Employee to any of these positions, except in connection with an employment termination for just cause, disability, death, retirement, or pursuant to Sections 11(a) or 11(e); a reduction by the Bank in the Employee's annual salary as in effect immediately prior to a change in control or as the same may be increased from time to time; or the failure of the Bank to continue in effect any bonus, benefit, or compensation plan, life insurance plan, health and accident plan, or disability plan in which the Employee is participating at the time of a change in control of the Bank, or the taking of any action by the Bank that would adversely affect the Employee's participation in or materially reduce the Employee's benefits under any of these plans; or (iii) any purported termination of the Employee's employment which is not effected pursuant to a Notice of Termination satisfying the requirements of Section 11(k).

(i) Any termination of the Employee's employment by the Bank or by the Employee shall be communicated by written Notice of Termination to the other party only after any applicable grace period's expiration that may be set forth in this Agreement. For purposes of this Agreement, a "Notice of Termination" shall mean a dated notice which shall (i) indicate the specific termination provision in the Agreement relied upon; (ii) set forth in reasonable detail the facts and circumstances claimed to provide a basis for the Employee's employment termination under the provision so indicated; (iii) specify a termination date which shall be not less than fifteen (15) days nor more than thirty (30) days after a Notice of Termination is given, except in the case of the Bank's termination of the Employee's employment for just cause pursuant to Section 11(a), for which the Notice of Termination may specify a termination date as of the date the Notice of Termination is given; and (iv) be given in the manner specified in Section 14.

(j) If the Employee shall terminate employment for good reason pursuant to
Section 11(i) or the Bank terminates the Employee other than for just cause after a change in control of the Bank as defined in Section 11(a), then in lieu of any further salary payments to the Employee for periods subsequent to the termination date, the Bank shall pay as severance to the Employee an amount equal to: (i) three (3) times the Employee's average annual compensation (computed on the basis of the most recent five (5) taxable years) paid to the Employee and includable in the Employee's gross income for federal income tax purposes on the date on which the termination occurs, this payment to be made in a lump sum on or before the thirtieth (30) day following the termination date; provided, however, that any payments made to the Employee pursuant to this Agreement or otherwise, are subject to and conditioned upon compliance with 12 U.S.C. Section 1828(k) and any regulations promulgated thereunder. If for any reason the basis for termination of this Agreement or payment of amounts under this section is disputed by either party to this Agreement or any other person or agency, then pending resolution of any dispute, within three (3) months after the due date of the payment, the Bank shall deliver the entire amount calculated in accordance with this section to an independent trustee to hold in an interest bearing account in trust for the benefit of the Employee and the Bank, whichever may be ultimately entitled to the same. The trustee shall be a bank or savings institution other than the Bank, with deposits of at least $250,000,000, unrelated to any parties in the dispute, and disinterested in any transaction arising out of or engendering the dispute. If


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the parties are unable to agree upon a trustee within this time period, then either party may seek immediate relief from a court of competent jurisdiction without the necessity of first resorting to arbitration under Section 20. In addition, the Bank agrees that the Employee would have no adequate remedy at law for breach of these obligations, and the Employee shall be entitled to immediate injunctive and other appropriate equitable relief to enforce the same without the necessity of first resorting to arbitration under Section 20.

(k) If the Employee shall terminate employment for good reason as defined in
Section 11(i) or if the Employee is terminated by the Bank for other than just cause pursuant to Section 11(i), then in lieu of any further salary payments to the Employee for periods subsequent to the termination date, the Bank shall pay as severance to the Employee an amount equal to the product of (i) the Employee's current annual base salary in effect as of the termination date, multiplied by (ii) the number of years, including partial years, remaining in the employment term, the payment to be made in substantially equal semimonthly installments on the fifteenth and last days of each month, or if these days are non business day's, the immediately preceding business day, commencing with the month in which the termination date occurs and continuing for the number of consecutive semimonthly payments dates, including the first date aforesaid, equal to the product obtained by multiplying the number of years, including partial years, applicable under (ii) by 24.

(l) The Employee shall not be required to mitigate the amount of any payment provided for in Section 11(I) by seeking other employment or otherwise. No other employment or compensation from other sources or employers shall affect or reduce the amounts or obligations of the Bank to make payments or provide the benefits or arrangements to the Employee under this Agreement.

(m) Notwithstanding any provision in this Agreement, in the event of termination by the Employee for "good reason" or by the Bank other than for just cause, all then existing medical, dental, life insurance, and other applicable benefit plans shall continue in force for the Employee's benefit at the Bank's sole cost and expense until the employee attains the age of 70 years, provided, however, that if the Employee shall subsequently receive equivalent medical or dental coverage from a new employer, the Bank shall no longer be obligated to continue to provide such coverage.

     Section 12. OTHER BENEFITS. Notwithstanding anything to the contrary, the payment or obligation to pay any monies, or granting of any rights or privileges to the Employee as provided in this Agreement shall not be in lieu or derogation of the rights and privileges that the Employee now has under any plan or benefit presently outstanding.

     Section 13. AGREEMENT CHANGES. This Agreement may not be modified, changed, amended, or altered except in writing, signed by the Employee or by the Employee's duly authorized representative, and by a duly authorized Bank officer or Chairman of the Bank's Board of Directors.


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



     Section 14. NOTICES. All notices given or required to be given shall be in writing, sent by United States first-class certified or registered mail, return receipt requested postage prepaid, to the Employee or to the Employee's spouse or estate upon the Employee's death at the Employee's last-known address, and to the Bank at its principal office. All notices shall be effective when deposited in the mail in the manner specified in this Section. Either party by a notice in writing may change or designate the place for receipt of all notices.

     Section 15. WAIVER OF RIGHTS. No course of conduct between the Bank and the Employee and no delay or omission of the Bank or the Employee to exercise any right or power given under this Agreement shall: (i) impair the subsequent exercise of any right or power; or (ii) be construed to be a waiver of any default or any acquiescence in or consent to the curing of any default while any other default shall continue to exist, or be construed to be a waiver of a continuing default or of any other right or power that shall have arisen; and every power and remedy granted by law and by this Agreement to any party may be exercised from time to time, and as often as may be deemed expedient. All of the rights and powers shall be cumulative to the fullest extent permitted by law.

     Section 16. PRIOR AGREEMENTS. This Agreement supersedes any and all prior Employment Agreements written or verbal, between the parties all of which are canceled.

     Section 17. SUCCESSORS. This Agreement shall inure to the benefit of and be binding upon the Employee, and, to the extent applicable, the Employee's heirs, assigns, executors, and personal representatives, and upon the Bank, its successors, and assigns, including, without limitation, any person, partnership, or corporation that may acquire all or substantially all of the Bank's assets and business, or with or into which the Bank may be consolidated or merged, and this provision shall apply in the event of any subsequent merger, consolidation, or transfer unless a merger or consolidation or subsequent merger or consolidation is a transaction of the type that would result in termination under sections 11(f) and 11(g).

     Section 18. ASSIGNMENT. This Agreement is personal to each of the parties and neither party may assign or delegate any of its rights or obligations under this Agreement without the prior written consent of the other party.

     Section 19. APPLICABLE LAW. This Agreement shall be governed in all respects and be interpreted by and under the laws of the State of New York, except to the extent that the law may be preempted by applicable federal law, including regulations, opinions, or orders duly issued by the OTS or FDIC or successor or other regulatory agency ("Federal Law"), in which event this Agreement shall be governed and be interpreted by and under federal law.

     Section 20. ARBITRATION. Except as otherwise expressly provided elsewhere in this Agreement, in the event that any dispute should arise between the parties as to the meaning, effect, performance, enforcement, or other issue in connection with this Agreement, which dispute cannot be resolved by the parties, except the question of


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Employee's disability under Section 9(c), the dispute shall be decided by final and binding arbitration of a panel of three arbitrators who shall be present or former executives of Federal savings institutions located in the United States. Proceedings in arbitration and its conduct shall be governed by the rules of the American Arbitration Association ("AAA") applicable to commercial arbitrations (the "Rules") except as modified by this Section. The Employee shall appoint one arbitrator, the Bank shall appoint one arbitrator, and the third shall be appointed by the two arbitrators appointed by the parties. The third arbitrator shall be impartial and shall serve as chairman of the panel. The parties shall appoint their arbitrators within thirty (30) days after the demand for arbitration is served, failing which the AAA promptly shall appoint a defaulting party's arbitrator, and the two arbitrators shall select the third arbitrator within fifteen (15) days after their appointment, or if they cannot agree or fail to so appoint, then the AAA promptly shall appoint the third arbitrator. The arbitrators shall render their decision in writing within thirty
(30) days after the close of evidence or other termination of the proceedings by the panel, and the decision of a majority of the arbitrators shall be final and binding upon the parties, nonappealable, except in accordance with the Rules and enforceable in accordance with the Uniform Arbitration Act in force in the State of New York or any applicable successor legislation. Any hearings in the arbitration shall be held in the Village of Mamaroneck, New York unless the parties shall agree upon a different venue, and shall be private and not open to the public. Each party shall bear the fees and expenses of its arbitrator, counsel, and witnesses, and the fees and expenses of the third arbitrator shall be shared equally by the parties. The costs of the arbitration, including the fees of AAA, shall be borne as directed in the decision of the panel.

   Section 21. SEPARABILITY. If for any reason, any Section or portion of this Agreement shall be held by a court to be invalid or unenforceable, it is agreed that this shall not affect any other Section or portion of this Agreement.

IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the day and year first above written.

ATTEST:                          SOUND FEDERAL SAVINGS AND
                                 LOAN ASSOCIATION

Witness [SIG]                    By: [SIG]
                                    --------------------------------------------
                                         Chairman

Witness [SIG]                    By: [SIG]
                                    --------------------------------------------
                                         President

Witness [SIG]                    By: [SIG]
                                    --------------------------------------------
                                         Employee


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


================================================================================
                              SOUND FEDERAL SAVINGS
                              AND LOAN ASSOCIATION

                                      with

                                WILLIAM H. MOREL
================================================================================


                             EXECUTIVE'S AGREEMENT


================================================================================




                               GIOFFRE & GIOFFRE

                            PROFESSIONAL CORPORATION

                               COUNSELLORS AT LAW

                            2900 WESTCHESTER AVENUE

                                   SUITE 206

                            PURCHASE, NEW YORK 10577

================================================================================
                   SOUND FEDERAL SAVINGS AND LOAN ASSOCIATION
                     FIRST AMENDMENT TO EMPLOYMENT AGREEMENT


      WHEREAS, the SOUND FEDERAL SAVINGS AND LOAN ASSOCIATION ("Bank") entered into an Employment Agreement ("Agreement") with WILLIAM H. MOREL ("Executive") on December 31, 1997; and

      WHEREAS, in connection with the reorganization of the Bank into the two tier mutual holding company structure ("Reorganization"), the parties thereto wish to amend said Agreement in several respects.

      NOW, THEREFORE, in consideration of the mutual covenants herein contained, and upon the other terms and conditions hereinafter provided, the parties hereby agree as follows:

1. The first paragraph of said Agreement is amended by adding the following sentence to the end thereof.

      "Any reference herein to "Company" shall mean Sound Federal Bancorp, a federal stock corporation, or any successor thereto."

2. The last two sentences in "Section 1. EMPLOYMENT TERM." shall be deleted and the following substituted therefor:

      "Commencing on the first anniversary date of this Agreement, and continuing at each anniversary date thereafter, the Agreement shall renew for an additional year such that the remaining term shall be three (3) years unless written notice is provided to Executive at least ten (10) days and not more than sixty (60) days prior to any such anniversary date, that his employment shall cease at the end of thirty-six (36) months following such anniversary date. Prior to each notice period for non-renewal, the disinterested members of the Board of Directors ("Board") of the Bank will conduct a comprehensive performance evaluation and review of the Executive for purposes of determining whether to extend the Agreement, and the results thereof shall be included in the minutes of the Board's meeting. The "disinterested" members of the Board of Directors shall be all directors other than the director who is the "Executive" under this Agreement."

3. Sub-Section (j) of "Section 11. TERMINATION" shall be amended by replacing the reference to "Section 11(i)" with a reference to "Section 11(h)" in the first line thereof. In addition, the language "after a change in control of the Bank" shall be removed from the second and third line thereof.

4.    Sub-Section (k) shall be deleted and shall be replaced with the following:

      "(k) For these purposes, a Change in Control of the Bank or the Company shall mean a change in control of a nature that: (i) would be required to be reported in response to Item 1(a) of the current report on Form 8-K, as in effect on the date hereof, pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"); or (ii) results in a Change in Control of the

Bank or the Company within the meaning of the Home Owners' Loan Act and the Rules and Regulations promulgated by the Office of Thrift Supervision (or its predecessor agency), as in effect on the date hereof; or (iii) without limitation such a Change in Control shall be deemed to have occurred at such time as (a) any "Person" (as the term is used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Bank or the Company representing 25% or more of the Bank's or the Company's outstanding securities except for any securities of the Bank purchased by the Company in connection with the conversion of the Bank to the stock form and any securities purchased by the Bank's employee stock ownership plan and trust; or
(b) individuals who constitute the Board on the date hereof (the "Incumbent Board") cease for any reason to constitute at least a majority thereof, provided, however, that this sub-section (b) shall not apply if the Incumbent Board is replaced by the appointment by a Federal banking agency of a conservator or receiver for the Bank and, provided further that any person becoming a director subsequent to the date hereof whose election was approved by a vote of at least two-thirds of the directors comprising the Incumbent
Board or whose nomination for election by the Company's stockholders was approved by the same Nominating Committee serving under an Incumbent Board, shall be, for purposes of this clause (b), considered as though he were a member of the Incumbent Board; or (c) a plan of reorganization, merger, consolidation, sale of all or substantially all the assets of the Bank or the Company; or (d) a proxy statement soliciting proxies from stockholders of the Company, by someone other than the current management of the Company, seeking stockholder approval of a plan of reorganization, merger or consolidation of the Company or Bank or similar transaction with one or more corporations as a result of which the outstanding shares of the class of securities then subject to such plan or transaction are exchanged for or converted into cash or property or securities not issued by the Bank or the Company shall be distributed and the requisite number of proxies approving such plan of reorganization, merger or consolidation of the Company or Bank are received and voted in favor of such transactions; or (e) a tender offer is made for 25% or more of the outstanding securities of the Bank or Company and shareholders owning beneficially or of record 25% or more of the outstanding securities of the Bank or Company have tendered or offered to sell their shares pursuant to such tender offer and such tendered shares have been accepted by the tender offeror."

5. New Section 22 entitled "SOURCE OF PAYMENTS" shall be added to the Agreement and shall read as follows:

      "Section 22. SOURCE OF PAYMENTS. All payments provided in this Agreement shall be timely paid in cash or check from the general funds of the Bank. The Company, however, guarantees payment and provisions of all amounts and benefits due hereunder to Executive and, if such amounts and benefits due from the Bank are not timely paid or provided by the Bank, such amounts and benefits shall be paid or provided by the Company."

 6. In all other respects, the Agreement shall remains in full force and effect.

       WHEREAS, the parties hereto have caused this First Amendment to be executed on the____ day of _______________, 1998.



ATTEST:                           SOUND FEDERAL SAVINGS AND LOAN ASSOCIATION


                              By:
---------------------             ----------------------------------------------
Secretary


ATTEST:                           SOUND FEDERAL BANCORP


                              By:
---------------------             ----------------------------------------------
Secretary


WITNESS:                          EXECUTIVE:


                              By:
---------------------             ----------------------------------------------
                                  William H. Morel



                                       3